UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): November 17, 2017

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)

100 International Drive, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 581-8042

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2017, Mehrnaz Mona Ameli, a named executive officer of Medifast, Inc. (the “Company”) and President of Optavia, LLC, formerly known as Take Share For Life and a wholly-owned subsidiary of the Company, notified the Company of her decision to step down from her current positions with the Company, effective as of the close of business on December 31, 2017, to pursue personal interests. The Company has commenced a search for a successor.

In connection with Ms. Ameli’s separation from the Company, Jason Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company, and Ms. Ameli entered into a separation agreement (the “Separation Agreement”). The Separation Agreement provides for, among other things: (a) one year’s salary of $352,000, payable in two (2) equal installments on January 2, 2018 and June 1, 2018 and (b) a mutual release by Ms. Ameli and the Company of all claims against each other. Additionally, pursuant to the terms of the Separation Agreement Ms. Ameli will provide consulting services to the Company on an as needed basis to ensure an orderly transition through June 30, 2018.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

In addition, today the Company is reiterating it's financial outlook for the fourth quarter and full year 2017 previously provided on November 7, 2017 when it released third quarter 2017 financial results.

The guidance contained in Item 8.01 of this Current Report on Form 8-K is a forward-looking statement within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and it represents the Company's current expectations and beliefs. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from the forward-looking statements. Some of these factors include, among others, the Company's ability to attract and retain independent OPTAVIA Coaches and members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although the Company believes that the expectations, statements, and assumptions reflected in this forwardlooking statement is reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements set forth in the documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements set forth the Company's beliefs as of the date of this Current Report on Form 8-K, and the Company assumes no duty to update the forward-looking statements contained in this Current Report on Form 8-K to reflect any change except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Separation Agreement by and between Mona Ameli and Jason Pharmaceuticals, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

By:	/s/ Jason L. Groves, Esq.
Name:	Jason L. Groves, Esq.
Title:	Executive Vice President, General
Counsel & Corporate Secretary

Date: November 22, 2017

EXHIBIT INDEX

No.	Description

99.1	Separation Agreement between Mona Ameli and Jason Pharmaceuticals, Inc.